UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _________)

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-12

FIRSTGOLD CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRSTGOLD CORP.
3108 Ponte Morino Drive, Suite 210
Cameron Park, CA 95682

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 20, 2008

TO THE STOCKHOLDERS:

The 2008 Annual Meeting of Stockholders of Firstgold Corp. a Delaware corporation, will be held at the Grand Sierra Resort, Reno, Nevada on Thursday, November 20, 2008 at 9:00 A.M. (Pacific Time) for the purpose of considering and voting upon:

1.	the election of four directors to serve on the Board of Directors until the 2009 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	ratification of Hunter & Renfro LLP as Firstgold’s independent registered public accountants; and

3.	the transaction of any other business that is properly presented before the annual meeting or any adjournment or postponement thereof.

All holders of shares of common stock, as of the close of business on October 7, 2008, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting in person.  However, to assure your representation at the meeting, you are urged to submit your proxy as promptly as possible according to the enclosed instructions, whether or not you plan to attend the meeting.  Any stockholder attending the meeting may vote in person even if he or she submitted a proxy.

By Order of the Board of Directors,

/s/ Stephen Akerfeldt
Stephen Akerfeldt
Chief Executive Officer

Cameron Park, California
October 7, 2008

IMPORTANT

Whether or not you expect to attend the 2008 Annual Meeting of Stockholders in person, please complete, date, sign, and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.  Your proxy will be revocable any time prior to its exercise either in writing or by voting your shares personally at the 2008 Annual Meeting of Stockholders.

FIRSTGOLD, CORP.

3108 Ponte Morino, Suite 210
Cameron Park, California 95682

PROXY STATEMENT
FOR
2008 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to holders of common stock, no par value per share (the “Common Stock”) of Firstgold Corp., a Delaware corporation (“Firstgold” or the “Company”), in connection with the solicitation of proxies by the Board of Directors (“Board”) for use at Firstgold’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on November 20, 2008 at 9:00 a.m., Pacific Time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.  The Annual Meeting will be held at the Sierra Grand Resort, 2500 East 2nd Street, Reno, Nevada 89595.  The telephone number at that address is 800-501-2651.

This Proxy Statement and the enclosed proxy card, together with Firstgold’s Annual Report on Form 10-KSB for the fiscal year ended January 31, 2008, were mailed on or about October 17, 2008 to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are: (i) to elect four (4) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) to ratify the appointment of Hunter & Renfro LLP as the Company’s independent registered public accountants; and (iii) to transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders Entitled to Vote; Record Date

Only holders of record of Common Stock at the close of business on October 7, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 130,845,543 shares of Common Stock outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attn: Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Voting Procedures

General.  Your shares will be voted in accordance with the instructions you indicate when you submit your proxy. If you submit a proxy, but do not indicate your voting instructions, your shares will be voted as follows:

●	FOR the election of the director nominees listed in this proxy statement;
●	RATIFY Hunter & Renfro LLP as the Company’s independent registered public accountants for fiscal year 2009; and
●	At the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Voting by Mail.  By signing and returning the enclosed proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the meeting in the manner you indicate.  We encourage you to sign and return the proxy card even if you plan to attend the meeting.  In this way your shares will be voted even if you are unable to attend the meeting.

Voting in Person at the Meeting.  If you plan to attend the Annual Meeting and vote in person, Firstgold will provide you with a ballot at the meeting.  If your shares are registered directly in your name, you are considered the stockholder of record, and you have the right to vote in person at the meeting.  If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name.  In that case, and if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Voting and Solicitation

Each share of Common Stock outstanding on the Record Date entitles its owner to one vote on all matters. With respect to the election of directors, every stockholder voting at the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than five candidates.  However, no stockholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the stockholder’s votes.  On all other matters, each share of Common Stock has one vote.

Proxies are being solicited by Firstgold and expenses of this solicitation of proxies will be borne by Firstgold.  Firstgold may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies may also be solicited by certain of Firstgold’s directors, officers and regular employees, without additional compensation, personally or by telephone, e-mail or letter.  Firstgold may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.  Firstgold’s costs for such services, if retained, will not be material.

Quorum; Abstentions; Broker Non-votes

A majority of the shares of Common Stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting.  Shares that are voted “FOR,” “AGAINST,” or “WITHHELD” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR” or “AGAINST” a matter will also be treated as shares entitled to vote (the “Votes Cast”) with respect to such matter.

A plurality of Votes Cast is required for the election of directors and only director votes (either “FOR” or “AGAINST”) will affect the outcome of the election of directors.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker “non-votes,” Firstgold believes that both abstentions and broker “non-votes” should be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Firstgold further believes that neither abstentions nor broker “non-votes” should be counted as shares “represented and voting” with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter.  In the absence of controlling precedent to the contrary, Firstgold intends to treat abstentions and broker “non-votes” in this manner.  Accordingly, abstentions and broker “non-votes” will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

A broker “non-vote” occurs when an agent holding shares for a beneficial owner does not vote on a particular proposal because the agent does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Agents will typically have discretionary voting power with respect to the election of directors.

Deadlines for Submission of Stockholder Proposals for 2009 Annual Meeting

Requirements for Stockholder Proposals to be Considered for Inclusion in Proxy Materials.  Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission or the Bylaws of the Company.  Stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Company’s 2009 Annual Stockholder Meeting must submit such proposal to the Company by June 10, 2009, and attend the meeting or have a representative attend the meeting in order to present the proposal at the stockholder’s meeting.  The submission of a proposal does not guarantee that it will be included in the Company’s proxy statement or proxy.

Requirements for Stockholder Proposals not to be Included in Proxy Materials.  Stockholders who wish to present a proposal at an annual meeting of stockholders that is not intended to be included in the proxy materials relating to such meeting must deliver notice of such proposal to the Secretary of the Company at the Company’s principal executive offices by July 31, 2009.

Stockholder Information

If you share an address with another stockholder, you may receive only one set of proxy materials (including the Annual Report on Form 10-KSB and proxy statement) unless you have previously provided contrary instructions.

If you wish to receive a separate set of proxy materials, please request the additional copies by writing or contacting Firstgold’s Corporate Secretary at 3108 Ponte Morino Drive, Suite 210, Cameron Park, California 95682, telephone (530) 677-5974.  Similarly, if you share an address with another stockholder and have received multiple copies of the proxy materials, you may contact Firstgold at the address or telephone number above to request that only a single copy of these materials be delivered to your address in the future.

PROPOSAL 1
ELECTION OF DIRECTORS

Description of Current Board of Directors

Our Board of Directors currently consists of five (5) directors of which four (4) are being nominated for election at the meeting with one vacant position to be filled by the Board at a later date. Fraser Berrill has notified the Board that due to health reasons he is not standing for re-election. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the four nominees named below, all of whom are presently directors of the Company.  In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.  The nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors.  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. It is not expected that any nominee will be unable or will decline to serve as a director.  The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. The names of the nominees, all of whom currently serve on the Board, and certain information about them as of the Record Date, are set forth below.

Name	Age	Position	Director Since
Stephen Akerfeldt	64	Chairman, CEO	2006
Kevin Bullock (2)(3)(4)	44	Director	2007
Donald Heimler (1)(2)(3)	65	Director	2007
Terrence Lynch (1)(2)(4)	49	Director	2006

(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Nominating/Governance Committee.
(4)  Member of the Communications Committee.

Stephen Akerfeldt was appointed to the Board of Directors on September 12, 2006 and became Chairman in June 2007 and Chief Executive Officer on January 4, 2008. Mr. Akerfeldt is currently a member of the board of Jura Energy Corporation which is an oil and gas exploration company based in Calgary, Canada.  In 1998 he became part owner and currently serves as a director and president of Ritz Plastics Inc. which produces plastic injection molded parts used primarily in the automotive industry.  In 1991, Mr. Akerfeldt and certain partners acquired two major chains of dry cleaning operations in the Toronto, Ontario marketplace which were then sold in 2003.  Mr. Akerfeldt has worked as a business consultant to various companies and entrepreneurs since the mid-1990’s.  From 1987 to 1990 Mr. Akerfeldt was Vice-Chairman and Chief Financial Officer of Magna International Inc. a multi-billion dollar public company auto parts manufacturer.  Mr. Akerfeldt joined the accounting firm of Coopers and Lybrand in 1965 and from 1974 through 1987 he was a partner in the firm’s Toronto office.  His accounting practice included a broad range of clients including investment dealers, public mining companies, insurance companies, public oil and gas producers and manufacturing companies, both public and private.  Mr. Akerfeldt holds a Bachelor of Arts degree from the University of Waterloo and became a chartered accountant with the Institute of Chartered Accountants of Ontario in 1970.

Fraser Berrill was appointed to the Board on June 26, 2007 and is not standing for re-election. He served as the Chairman of the Nominating & Corporate Governance Committee and a member of the Audit, Compensation and Communications Committees. Mr. Berrill is currently the CEO and President of Renasant Financial Partners, which is a publicly held financial services and technology trading organization.  He also serves as a Trustee of Vicwest Income Fund and a number of private companies.  From 1991 to 2000, Mr. Berrill was Senior Vice-President, Corporate Development of publicly held Acklands Limited, which sold its industrial distribution and auto parts assets to WW Grainger and Carquest transforming into Morguard Corporation.  Positions held prior to that included Vice-President, Corporate Development for the Paja Group and President of the Sherman group of companies.  In addition, Mr. Berrill was a member of litigation team for Osler, Hoskin & Harcourt LLP from 1975 to 1981.

Kevin Bullock was appointed to the Board of directors on December 21, 2007.  Mr. Bullock currently serves as President, CEO and a Director of Volta Resources Inc. (a mining and mineral exploration company listed on the Toronto Venture Exchange formerly Goldcrest Resources Ltd.).  Prior to joining Volta Resources in August 2003 he was the Vice President, Corporate Development of Kirkland Lake Gold Inc. (formerly Foxpoint Resources Ltd.) from November 2001 to August 2003.  Prior thereto, he was Managing Director, Mining Division of Cook Engineering, Thunder Bay, Ontario, from January 2001 to November 2001.  Mr. Bullock has served as a member of the advisory board of Orezone Resources Inc. since June, 1999.  Mr. Bullock served as Vice President of Brandon Gold Corporation from June 1997 to September 1999 and as Manager of Operations for IAMGOLD Corporation from January 1995 to June 1997.  He is currently also a director of Young Shannon Gold Mines Ltd., Rolling Rock Resources and Kingsmill Capital Ventures.  Mr. Bullock is a professional engineer and received is B.Eng. Degree from Laurentian University in Sudbury, Ontario.  He is a member of the Canadian Institute of Mining and Metallurgy, the Professional Engineers of Ontario and the Society of Mining Engineers.

Donald Heimler was appointed to the Board on January 9, 2007. His career spanned 29 years with Scotia Capital Inc. (Scotia McLeod, McLeod Young Weir), as Director, Institutional Equities where he successfully managed several of the firm’s largest clients by the time he retired in October 2006.  Previous to that he was the chief accountant of a chain of optical stores under the corporate umbrella of Imperial Optical.  He attended the University of Western Ontario, enrolled in the Certified General Accounting program and has successfully completed many investment industry accredited courses.

Terrence Lynch was appointed to the Board of Directors in July 2006.  Since December 2006 he has been president of Resort Owners Group, a fractional ownership solution provider in the multi trillion dollar global resort home industry..  From October 2005 to August 2008, Mr. Lynch was a partner with Kingsmill Capital Partners, a financial advisory firm specializing in advising both public and private early stage growth companies.  Prior to joining Kingsmill Capital he spent fifteen years operating start up companies in industrial products, oil & gas, and media.  Experienced in developing the necessary financial structure to maximize a company’s ability to secure growth capital, Mr. Lynch has raised corporate capital via debentures, limited partnerships, and royalty financing in addition to conventional equity placements.  From August 2004 to March 2006, Mr. Lynch served as CEO of Star Digital, a media and internet development firm.  From September 2001 to August 2004, Mr. Lynch served as CEO of Probrandz Media, a media and internet development firm.  Mr. Lynch graduated in 1981 from St. Francis Xavier University with a joint honors degree in Economics and a BBA.

The current Directors will serve and hold office until the next annual stockholders' meeting or until their respective successors have been duly elected and qualified.  Firstgold’s executive officers are appointed by the Board of Directors and serve at the discretion of the Board.

Family Relationships

There are no family relationships between any director or executive officer.

Corporate Governance

Our board of directors has five directors and has established an Audit Committee, a Compensation Committee, and a Nominating & Corporate Governance Committee as its standing committees.  Our board does not have an executive committee or any committee performing similar functions.  We are not currently listed on a national securities exchange or on an inter-dealer quotation system that has requirements that a majority of the board of directors be independent, however, the board has determined that four of five directors, are “independent” under the definition set forth in the listings of the NASDAQ Stock Market, Inc., which is the definition our board has chosen to use for the purposes of determining independence.  In addition, our board has determined that all members of its Audit Committee, in addition to meeting the standards for independence set forth in the listing standards of the NASDAQ Stock Market, Inc., also meet the criteria for independence for audit committee members set forth in the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

Board Meetings and Committees

Our Board of Directors held 11 meetings during the fiscal year ended January 31, 2008 and acted by unanimous written consent on one occasion.  Each nominee who was a director during fiscal 2008 participated in at least 75% or more of the aggregate number of the meetings of the Board held during the time that such nominee was a director and any committee on which he served.  On January 31, 2007, the Board voted to create a Compensation Committee and a Nominating & Corporate Governance Committee.  Charters for those committees were adopted by the Board on July 31, 2007.  The charter for each of these Committees and the Audit Committee are available for review on the Company’s website at www.firstgoldcorp.com.

The Audit Committee consists of Donald Heimler as our Audit Committee financial expert and chairman of the Audit Committee along with Terry Lynch and Fraser Berrill. Each of Messrs. Lynch and Berrill were considered independent directors as defined the applicable NASDAQ Stock Market listing standards and by the Sarbanes-Oxley Act of 2002 and related regulation of the Securities and Exchange Commission.  Stephen Akerfeldt served as chairman of the Audit Committee until January 4, 2008 when Mr. Akerfeldt assumed the position of CEO. At that time Mr. Akerfeldt resigned from the Audit Committee and was replaced by Donald Heimler.  The Audit Committee facilitates and maintains open communications among the Board, the Audit Committee, senior management and Firstgold’s independent auditors.  The Audit Committee also serves as an independent and objective party to monitor Firstgold’s financial reporting process and internal control system.  In addition, the Audit Committee reviews and evaluates the efforts of Firstgold’s independent auditors.  The Audit Committee meets periodically with management and Firstgold’s independent auditors.  The Audit Committee held 3 meetings in fiscal year 2008.  The Board has determined that the chairman of the Audit Committee, Mr. Heimler, meets the SEC’s definition of audit committee financial expert.  The Audit Committee has a written charter.

The Compensation Committee, consisting of Terry Lynch, chairman, Kevin Bullock, and Donald Heimler, establishes salary, incentive and other forms of compensation for Firstgold’s Chief Executive Officer, and authorizes stock option issuances for Firstgold.  The Compensation Committee meets periodically with management of Firstgold.  The Compensation Committee, held two meetings in fiscal year 2008.  The Compensation Committee has a written charter.

The Board has also established a Nominating & Corporate Governance Committee.  The Nominating & Corporate Governance Committee, consisting of Fraser Berrill, Chairman, Kevin Bullock, and Donald Heimler, evaluates potential candidates for membership on the Board and may consider such factors as it deems appropriate.  These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.  While the Board has not established any specific minimum qualifications for director nominees, the Board believes that demonstrated leadership, as well as significant years of service, in an area of endeavor such as business, law, public service, the mining industry or academia, is a desirable qualification for service as a director of Firstgold.  The Committee also evaluates the performance of Board members and monitors Directors compliance with applicable rules and regulations of the Securities and Exchange Commission and other regulatory agencies.  The Nominating and Corporate Governance Committee has a written charter.

Nominating Process

The Board has a policy with respect to the consideration of director candidates recommended by stockholders.  Any stockholder may make recommendations to the Board for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, Firstgold Corp., 3108 Ponte Morino Drive, Suite 210, Cameron Park, CA  95682.  Such recommendations should be received no later than sixty (60) days prior to the annual meeting for which the stockholder wishes his or her recommendation to be considered.  The Board will evaluate candidates recommended by stockholders on the same basis as it evaluates other candidates, including the following criteria:

●	Directors should be of the highest ethical character and share values that reflect positively on themselves and Firstgold.

●	Directors should have reputations, both personal and professional, consistent with the image and reputation of Firstgold.

●	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Nominating & Corporate Governance Committee Board to nominate or recommend the candidate for director in the proxy materials.

Stockholder Communication Policy

Stockholders may send communications to the Board or individual members of the Board by writing to them, care of Secretary, Firstgold Corp., 3108 Ponte Morino Drive, Suite 210, Cameron Park, California 95682, who will forward the communication to the intended director or directors.  If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance of Directors at Annual Meetings of Stockholders

Firstgold has a policy of encouraging, but not requiring, directors to attend Firstgold’s annual meeting of stockholders.

Director Compensation

The following table sets forth the compensation of Firstgold’s Directors paid during fiscal year 2008 for services as a Director.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Scott Dockter(1)	--		$94,667				$ 94,667
Terrence Lynch	$38,500(2)		$61,311				$ 99,811
Stephen Akerfeldt	$31,000(2)		$219,936				$250,936
Donald Heimler	$ 61,000(2)		$61,311				$122,311
Fraser Berrill	46,000		$116,086				$162,086
Kevin Bullock			$201,164				$201,164
(1)	Employees are not separately compensated as a Director
(2)	Outside directors receive annual compensation of $20,000 per year and $1,500 for each Board and/or Committee meeting attended.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of Firstgold.  Firstgold will provide any person, without charge, a copy of this Code.  Requests for a copy of the Code may be made by writing to Firstgold at 3108 Ponte Morino Drive, Suite 210, Cameron Park, California 95682.  Attention: Secretary.

Vote Required

Directors are elected by a plurality vote.  That means that the nominees who receive the highest number of votes are elected.  A majority vote is not required.

Unless indicated otherwise by your proxy, the shares will be voted for the four nominees named in this proxy statement.  Instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL 2
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Firstgold’s independent registered public account firm for the fiscal year ended January 31, 2008 was the firm of Hunter & Renfro LLP, formerly known as Hunter Flemmer Renfro & Whitaker LLP.  It is not expected that a representative of such firm will attend the Annual Meeting.  Firstgold’s Audit Committee has selected the firm of Hunter & Renfro LLP as Firstgold’s principal independent registered public accounting firm for the fiscal year ending January 31, 2009.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required to ratify the appointment of Firstgold’s independent registered public accountants.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF HUNTER & RENFRO LLP TO SERVE AS FIRSTGOLD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2009

EXECUTIVE COMPENSATION

The following table sets forth the compensation of Firstgold’s Principal Executive Officer during the last two complete fiscal years and each officer who received annual compensation in excess of $100,000 during the last completed fiscal year.

SUMMARY COMPENSATION TABLE

Name & Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott Dockter	2008	180,000	-0-	-0-	94,667	-0-	-0-	8,000(3) (5)	282,667
(CEO) (1)	2007	180,000	-0-	-0-	132,297	-0-	-0-	12,000(3) (4)	324,297

Jim Kluber	2008	160,000	-0-	-0-	-0-	-0-	-0-	6,000(2)	166,000
(CFO)	2007	160,000	-0-	-0-	106,886	-0-	-0-	6,000(2)	272,886

(1)	Mr. Dockter resigned as CEO on January 4, 2008 at which time he became COO.
(2)	Amount reflects a home office allowance.
(3)	Amount reflects a $1,000 per month car allowance which ended in August 2007.
(4)
The Firstgold Board, with Mr. Dockter abstaining, approved the extension of the expiration date from January 31, 2007 to April 15, 2007 of certain warrants to acquire 2,000,000 shares of Firstgold common stock held by Mr. Dockter.  On April 15, 2007, Mr. Dockter exercised these warrants with a cash payment.

(5)	Amount reflects payments pursuant to the Aircraft Time Sharing Agreement.

2006 Stock Option Plan

Our Board of Directors adopted the 2006 Stock Option Plan on July 26, 2006.  The 2006 Plan was submitted to and approved by stockholders at the 2006 annual stockholders meeting held on November 17, 2006.  Under the terms of the 2006 Plan, we may grant up to 5,000,000 options which can include Incentive Stock Options issued to employees and Nonstatutory Stock Options issuable to employees or consultants providing services to Firstgold on such terms as are determined by our board of directors.  The Board’s Compensation Committee administers the 2006 Plan.  Under the 2006 Plan, options vest not less than 20% per year and have 10-year terms (except with respect to 10% stockholders which have five-year terms).  If an option holder terminates his/her employment with us or becomes disabled or dies, the option holder or his/her representative will have a certain number of months to exercise any outstanding vested options.  If we sell substantially all of our assets or are a party to a merger or consolidation in which we are not the surviving corporation, then we have the right to accelerate unvested options and will give the option holder written notice of the exercisability and specify a time period in which the options may be exercised.  All options will terminate in their entirety to the extent not exercised on or prior to the date specified in the written notice unless an agreement governing any change of control provides otherwise. Stockholders voting at the 2007 Annual Stockholders meeting held on September 20, 2007 approved an increase in the shares issuable under the 2006 Plan to a total of 10,000,000.

Options/SAR Grants in Last Fiscal Year

The following table sets forth certain information with respect to options or SAR grants of Common Stock during the fiscal year ended January 31, 2008 to the Named Executive Officers.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees at January 31, 2008	Average Exercise or Base Price ($ Per Share)	Expiration Dates

Scott Dockter	750,000	16%	$0.65	July 27, 2011
				December 21, 2012
James Kluber	400,000	9%	$0.50	July 27, 2016
Terrence Lynch	750,000	16%	$0.55	July 30, 2016
				October 21, 2016
				March 28, 2017
Stephen Akerfeldt	1,000,000	22%	$0.66	September 11, 2016
				March 28, 2017
				June 26, 2017
				December 21, 2017
Donald Heimler	500,000	11%	$0.58	January 8, 2017
				March 28, 2017
Fraser Berrill	500,000	11%	$0.65	June 26, 2017
Kevin Bullock	500,000	11%	$0.85	December 21, 2017

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all restricted stock and stock option awards held by our named executive officers as of January 31, 2008. All outstanding equity awards are in shares of our common stock.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercised-able	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott Dockter	250,000	250,000		$0.50	07/2011
	125,000	125,000	0	$0.94	12/2012

James Kluber	200,000	200,000	0	$0.50	07/2016

Terrence Lynch	250,000	0		$0.50	07/2016
	125,000	125,000	0	$0.65	03/2017

Stephen Akerfeldt	250,000	0	0	$0.50	09/2016
	125,000	125,000	0	$0.65	03/2017
	125,000	125,000	0	$0.65	06/2017
	125,000	125,000	0	$0.85	12/2017

Donald Heimler	250,000	0	0	$0.50	01/2017
	125,000	125,000			03/2017

Fraser Berrill	125,000	125,000	0	$0.65	06/2017

Kevin Bullock	125,000	125,000	0	$0.85	12/2017

Employment Agreements

On February 1, 2006, we entered into an employment agreement with A. Scott Dockter to serve as our chief executive officer for Firstgold, Inc.  Pursuant to the agreement, Mr. Dockter will receive an annual salary of $180,000 and an automobile expense allowance of $1,000 per month.  In addition, Mr. Dockter will be eligible to participate in any discretionary bonuses or employee stock option plans which may be adopted in the future.  The employment agreement has a term of three years.  On May 8, 2008 Mr. Dockter entered into a new Employment Agreement as Chief Operating Officer of Firstgold. Among other things, Mr. Dockter’s annual salary was increased to $225,000. The new Agreement expires on January 31, 2009 and may be automatically renewed for successive one year terms.

On February 1, 2006, we entered into an employment agreement with James W. Kluber to serve as our chief financial officer of Firstgold, Inc.  Pursuant to the agreement, Mr. Kluber will receive an annual salary of $160,000 and an office expense allowance of $500 per month.  In addition, Mr. Kluber will be eligible to participate in any future discretionary bonuses or employee stock option plans which may be adopted in the future.  The employment agreement has a term of three years.

On January 4, 2008 we entered into an employment agreement with Steve Akerfeldt as Chief Executive Officer of Firstgold.  Mr. Akerfeldt will receive an annual salary of $250,000.  The Agreement expires on January 31, 2009 and may be automatically renewed for successive one-year terms.

Employee Pension, Profit Sharing or Other Retirement Plans

We do not have a defined benefit pension plan or profit sharing or other retirement plan.

On December 21, 2007, the Board approved establishing a 401(k) retirement plan to be managed by The Fidelity Management Trust Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the number of shares of Firstgold’s Common Stock beneficially owned as of May 1, 2008 by, (i) each executive officer and director of Firstgold; (ii) all executive officers and directors of Firstgold as a group; and (iii) owners of more than 5% of Firstgold’s Common Stock.

Name and Address of Beneficial Owner	Position	Number of Shares Beneficially Owned	Percent
Officers and Directors
A. Scott Dockter 3108 Ponte Morino Drive, Suite 210 Sacramento, CA 95814	COO	16,424,487(1)	13%

Name and Address of Beneficial Owner	Position	Number of Shares Beneficially Owned	Percent
Officers and Directors
James Kluber 169 Elliott Road Centerville, MA 02632	CFO, Executive Vice President, and Secretary	2,992,091(2)	2.5%

Terrence Lynch 1130 Morrison Heights Oakville, Ontario Canada L6J 4J1	Director	471,000(3)	*%

Stephen Akerfeldt 93 Sheppard Avenue East North York, Ontario, Canada M2N3A3	CEO & Chairman	906,667(4)	1%

Donald Heimler 75 Airdrie Road Toronto, Ontario, Canada M4G 1M1	Director	672,500(5)	1%

Fraser Berrill 3672 County Road #8 Picton, Ontario, Canada K0K 2T0	Director	635,000(6)	1%

Kevin Bullock 36 Emeline Circle Markham, Ontario Canada L3P4G4	Director	250,000(7)	*%

All officers and directors as a group (7 individuals)		22,351,745	18.2%

Stockholders owning 5% or more

1346049 Ontario LTD 22 St. Clair Avenue East 18th Floor Toronto, Ontario, Canada M4T 2S3		13,332,132 (8)	11%

* Represents less than 1%.

(1)
Amount includes 900,000 shares owned by ASDi LLC, 6,401,946 shares issuable under stock warrants and options exercisable within 60 days of May 1, 2008 and 2,500,000 warrants held by ASDi LLC (of which Mr. Dockter is the Manager Member) exercisable within 60 days of May 1, 2008. Does not include 375,000 unvested options.

(2)	Amount includes 1,595,007 shares issuable under stock warrants and options exercisable within 60 days of May 1, 2008. Does not include 200,000 unvested options.

(3)
Amount includes 750,000 of shares issuable under options granted to Mr. Lynch since he has been a director of Firstgold exercisable within 60 days of May 1, 2008. Amount also includes 96,000 shares of common stock held jointly with Mr. Lynch’s wife. Does not include 125,000 unvested options.

(4)
Amount includes 1,000,000 shares issuable under options to purchase 1,000,000 shares granted during the time the person has been a director of Firstgold.  Amount includes 55,000 shares issuable under stock warrants exercisable within 60 days of May 1, 2008. Does not include 375,000 unvested options.

(5)
Amount includes 500,000 shares issuable under options to purchase 500,000 shares granted during the time the person has been a director of Firstgold.  Amount also includes 82,500 shares issuable under stock warrants exercisable within 60 days of May 1, 2008. Does not include 125,000 unvested options.

(6)
Amount includes 500,000 shares issuable under options to purchase 500,000 shares granted during the time the person became a director of Firstgold. Amount also includes 150,000 shares issuable under stock warrants exercisable within 60 days of May 1, 2008. Does not include 125,000 unvested options.

(7)
Amount includes 250,000 shares issuable under options to purchase 500,000 shares granted at the time the person became a director of Firstgold.  50% of the options are exercisable immediately while the balance vests on the first anniversary date. Does not include 125,000 unvested options.

(8)
Amount includes 4,444,044 shares issuable under stock warrants exercisable within 60 days of May 1, 2008.  The 1346049 Ontario LTD holdings include stock and warrants held by Trapeze Capital Corp. and Trapeze Asset Management Inc. The responsible executive officer for each entity is Randall Abramson.

As a condition to listing the Firstgold shares on the TSX, Mr. Dockter was required to place all shares of Firstgold stock beneficially owned by him into a Voting Trust and Escrow held by Equity Transfer & Trust Company of Toronto, Canada. Pursuant to the Voting Trust and Escrow Agreement dated May 8, 2008, Mr. Dockter will be allowed to vote his shares representing no more than 9.9% of the votes eligible to be cast on any matter subject to stockholder approval. The Agreement also limits Mr. Dockter’s ability to acquire additional Firstgold stock in the open marked however he is permitted to exercise warrants owned at the time the Agreement was entered into and stock options currently owned or granted in the future pursuant to the Firstgold Stock Option Plan. The Agreement has a term of three years.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of January 31, 2008	Weighted-average exercise price of outstanding options, warrants and right	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans to be approved by security holders	4,650,000	$ 0.62	5,350,000
Equity compensation plans not approved by security holders	N/A
TOTAL	4,650,000	$ 0.62	5,350,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTION

During the 2006 fiscal year, the president of Firstgold, Scott Dockter, had loaned Firstgold an aggregate of $5,000.  In July 2005 a convertible promissory note with a balance of $1,402,742 and additional accrued interest of $446,193 due to Mr. Dockter was converted into 12,326,231 shares of Firstgold common stock.  As of January 31, 2005, Mr. Dockter had loaned Firstgold a total of $24,845 and accrued interest of $32,023.  In addition to the outstanding note payable, Mr. Dockter has been issued Warrants to purchase up to 12,157,909 shares of Firstgold’s Common Stock at exercise prices ranging from $0.15/share to $0.40/share.  As of January 31, 2007, Firstgold had an advance receivable from Mr. Dockter in the amount of $100,000.  The advance receivable was repaid in full by April 30, 2007.

On January 25, 2006, Firstgold entered into a joint venture with ASDi, LLC to explore various Nevada mining properties. ASDi LLC is owned and managed by A. Scott Dockter, the then President and CEO of Firstgold.  The joint venture was to be operated through a newly formed Nevada limited liability company called Crescent Red Caps, LLC.  The terms of the Operating Agreement provide for ASDi LLC to contribute the leases covering two mining properties located in Nevada in exchange for Firstgold issuing 2.5 million shares of its Common Stock and warrants to purchase 2.5 million shares of Firstgold Common Stock at an exercise price of $0.40 per share for a term of three years to ASDi, LLC.  Firstgold initially owned a 22.22% interest in the Crescent Red Caps LLC and ASDi, LLC held a 77.78% interest.  By expending up to $1,350,000 on each project over the next three years, Firstgold could have increased its interest in the Crescent Red Caps LLC to 66.66%.  Thereafter, Firstgold had the right to purchase the remaining interest in the Crescent Red Caps LLC held by ASDi, LLC at a price to be determined by the results of the exploration work conducted.  Firstgold was the Manager of the Crescent Red Caps LLC.  Due to the recent settlement of litigation regarding these Nevada mining properties, the leases held by ASDi LLC have been relinquished back to the property owners and the joint venture terminated.  In addition to the shares and warrants previously issued to ASDi LLC, Firstgold paid approximately $1,100,000 in litigation expenses representing all of the litigation costs relating to these properties and paid $150,000 in final settlement of the litigation.

On December 1, 2006, Firstgold entered into an Aircraft Time Sharing Agreement (the “Agreement”) with its CEO and President A. Scott Dockter.  Pursuant to the Agreement, Mr. Dockter will make his private airplane available for use by Firstgold at a rental rate of $200 per hour plus designated expenses.  The Agreement has a term of 10 years.  Firstgold made an advance payment under the Agreement of $120,000 on December 9, 2006. As of January 31, 2008 Firstgold had utilized $6,360 of the advance payment in plane usage.  The rental rate being charged is deemed to be significantly less then the rates obtainable from an unaffiliated third party.  The Agreement and advance payment were approved by the Firstgold Board with Mr. Dockter abstaining.

In April 2007, Kingsmill Capital Partners assisted Firstgold in a private placement which was conducted in Canada and raised gross proceeds of $2,552,900.  For Kingsmill’s participation as a selling agent in the private placement, it received selling commissions of $178,703.

Terrence Lynch, a director of Firstgold, is an officer of Kingsmill but did not receive any compensation as such from this completed Firstgold private placement.  However, CBKT Media is Mr. Lynch’s family owned entity which in turn owns a 25% interest in Kingsmill.  Consequently, CBKT Media may receive some portion of the selling commissions paid by Firstgold to the extent net profits of Kingsmill are distributed to its partners.  The amount of any such distribution cannot be determined at this time, but is expected to be less than $45,000.

Review, Approval or Ratification of Transactions With Related Parties

Should a transaction, proposed transaction, or series of transactions involve one of our officers or directors or a related entity or an affiliate of a related entity, or holders of stock representing 5% or more of the voting power (a “related entity”) of our then outstanding voting stock, the transactions must be approved by the unanimous consent of the disinterested members of our board of directors.  In the event a member of the board of directors is a related party, that member will abstain from the vote.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of Firstgold’s common stock to file reports of ownership on Form 3 and changes in ownership on Form 4 with the SEC.  Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.  Based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that no other filings were required for such persons, Firstgold believes that, during the fiscal year ended January 31, 2008, its executive officers and directors and 10% stockholders complied with all applicable Section 16(a) filing requirements except as follows:

Mr. Lynch sold shares of Firstgold on July 3, 2007.  He did not file a Form 4 regarding such sale until July 10, 2007.

Mr. Berrill acquired shares of Firstgold on November 16, 2007.  He did not file a Form 4 reporting such conversion until January 4, 2008.

Mr. Dockter exercised warrants on April 15, 2007 and April 30, 2007.  He did not file a Form 4 reporting such exercises until May 2, 2007.

Mr. Dockter sold shares of Firstgold on June 1, 2007.  He filed a Form 5 reporting such sale and an adjustment to his share ownership on September 19, 2007.

Mr. Akerfeldt was granted 250,000 warrants on June 26, 2007.  He did not file a Form 4 regarding this grant until July 10, 2007.

Mr. Lynch sold shares of Firstgold on September 27, 2007.  He did not file a Form 4 regarding such sales until October 10, 2007.

Mr. Akerfeldt and Mr. Heimler each acquired shares of Firstgold on October 16, 2007.  They did not file a Form 4 regarding such acquisitions until January 3, 2008.

1346049 Ontario Ltd. became a 10% stockholder of Firstgold on June 22, 2007.  It did not file a Form 3 regarding such acquisition until July 5, 2007.

Mr. Bullock was appointed a Director of Firstgold on December 21, 2007. He did not file a Form 3 regarding his appointment until January 11, 2008.

Mr. Dockter sold shares of Firstgold on November 19, 2007. He filed a Form 5 reporting such sale on March 20, 2008.

AUDIT DISCLOSURE

Change in Independent Auditor

As previously reported on Form 8-K, on December 16, 2006, Firstgold received notification from its then current independent registered public accountants, Singer Lewak Greenbaum & Goldstein LLP (“SLGG”), Certified Public Accountants, that SLGG had decided not to continue as Firstgold’s independent public accounts.  On January 5, 2007, Firstgold’s Audit Committee took action to appoint the accounting firm of Hunter Flemmer Renfro & Whitaker LLP (“HFRW”) as Firstgold’s new independent accountants and HFRW accepted the appointment on January 16, 2007.

During the two fiscal years ended January 31, 2006 and 2005, and as of December 16, 2006, there were no disagreements with SLGG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SLGG, would have caused them to make reference in connection with their report to the subject matter of the disagreement.  Furthermore, SLGG has not advised the Company of any reportable events as defined in Item 304(a)(I)(iv)(B) of Regulation S-B.

The report of the independent registered public accounting firm of SLGG as of and for the years ended January 31, 2006 and 2005, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principle.  However, the reports contained a “going concern” paragraph.

Prior to HFRW’s engagement, the Company did not consult them regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements nor did HFRW provide any written or oral advice relating to any accounting, auditing or financial issue relating to the Company.  However, Mr. Christopher Whitaker, prior to joining HFRW, prepared the Company’s federal and state tax returns for fiscal years 2000-2006.  The Audit Committee did not believe this prior service by Mr. Whitaker would adversely impact HFRW’s audit independence.

Audit Committee Report

As stated elsewhere in this proxy statement, Firstgold has a separate Audit Committee which met three times during the 2008 fiscal year.  The functions of the Audit Committee include reviewing and evaluating the efforts of Firstgold’s independent auditors and the review and authorization of all non-audit fees incurred by Firstgold.

The Audit Committee has reviewed and discussed with Firstgold’s management the audited consolidated financial statements as of and for the fiscal year ended January 31, 2008.

The Committee has also discussed with Hunter & Renfro LLP, Firstgold’s independent auditors (“H&R”), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Committee has received and reviewed the written disclosures and the letter from H&R required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with H&R its independence.

The material contained in this Audit Committee Report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of Firstgold under the Securities Act, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Based on the reviews and discussions referred to above, the Audit Committee has approved the audited financial statements referred to above be included in Firstgold’s Annual Report on Form 10-KSB for the fiscal year ended January 31, 2008 filed with the Securities and Exchange Commission.

Independent Public Accountants

Firstgold’s independent public accountants for the last completed fiscal year ended January 31, 2008, were Hunter & Renfro LLP.  The Board anticipates that representatives of H&R will not be present at the Annual Meeting.

Principal Accountant’s Fees and Services

During Firstgold’s fiscal years ended January 31, 2007 and January 31, 2008, Firstgold was billed the following aggregate fees by Singer Lewak Greenbaum & Goldstein LLP (“SLGG”), its former independent public accountants and Hunter & Renfro LLP (“H&R”), its current independent public accountants.

Audit Fees.

This category includes aggregate fees billed by our independent auditor H&R for the audit of our annual financial statements on Form 10-KSB, review of management’s assessment and effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports on Form 10-QSB and services that are normally provided by the auditor in connection with statutory and regulatory filings for those fiscal years.

The aggregate fees billed by H&R and SLGG to Firstgold for professional services rendered for the audit of Firstgold’s financial statements for the fiscal year, for reviews of the financial statements included in Firstgold’s Forms 10-QSB for the fiscal year, and for services provided by H&R and SLGG in connection with statutory or regulatory filings for the fiscal year, were $106,831 for the fiscal year ended January 31, 2008 and $177,186 for the fiscal year ended January 31, 2007.

Audit Related Fees

This category consists of services by our independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees.  This category includes accounting consultations on transaction and proposed transaction related matters.

In fiscal year 2008, H&R and SLGG billed $122,337 for Audit Related Fees. In fiscal year 2007, SLGG and H&R billed $119,685 for Audit Related Fees.

Tax Fees

This category consists of professional services rendered for tax, compliance and preparation of our corporate tax returns and other tax advice.  In fiscal year 2008, H&R billed $4,830 for Tax Fees.  In fiscal year 2007, Whitaker & Associates billed $5,940 for Tax Fees.

All other Fees

There are no other fees to disclose.

As stated elsewhere in this report, Firstgold did not have a separate Audit Committee for most of the 2007 fiscal year.  Consequently, all of the services performed by H&R and SLGG for most of fiscal year 2007 were reviewed and approved by Firstgold’s Board of Directors, which concluded that the provision of the non-audit services described above were compatible with maintaining the accountant’s independence.  Services performed by H&R during fiscal year 2008 were reviewed and approved by the Audit Committee, which concluded that the provision of the non-audit services described above were compatible with maintaining the accountant’s independence.

Pre-Approved Policies and Procedures

Prior to retaining H&R to provide services in the current fiscal year (beginning February 1, 2008), the Audit Committee will first review and approve H&R’s fee proposal and engagement letter.  In the fee proposal, each category of services (Audit, Audit Related, Tax and All Other) is broken down into subcategories that describe the nature of the services to be rendered, and the fees for such services.  Firstgold’s pre-approval policy provides that the Audit Committee must specifically pre-approve any engagement of H&R for services outside the scope of the fee proposal and engagement letter.

OTHER BUSINESS

Firstgold’s management knows of no other business to be brought before the 2008 Annual Meeting of Stockholders.  If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-KSB

Firstgold filed an Annual Report on Form 10-KSB with the Securities and Exchange Commission on May 15, 2008.  A copy of the Annual Report has been mailed to all stockholders along with this proxy statement.  Stockholders may obtain additional copies of the Annual Report and the exhibits thereto, without charge, by writing to Corporate Secretary, Firstgold Corp., at Firstgold’s principal executive offices at 3108 Ponte Morino Drive, Suite 210, Cameron Park, California 95682

By Order of the Board of Directors

/s/ James Kluber
James Kluber
Secretary

Cameron Park, California
October 7, 2008

FIRSTGOLD CORP.
3108 PONTE MORINO DRIVE, SUITE 210
CAMERON PARK, CALIFORNIA 95682

THIS PROXY IS SOLICITED ON BEHALF OF

THE COMPANY'S BOARD OF DIRECTORS

The undersigned holder of Common Stock of Firstgold Corp. a Delaware corporation (the "Company"), hereby appoints Stephen Akerfeldt and James Kluber, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the 2008 Annual Meeting of Stockholders of the Company, to be held at the Sierra Grand Resort , 2500 East 2nd Street, Reno, Nevada, 89595 on Thursday, November 20, 2008, at 9:00 A.M. (Pacific Time) and at any adjournments or postponements thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(change of address/comments)

(If you have written in the above spaces please mark the corresponding box on the reverse side of this card.)

(continued and to be signed on reverse side)

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE

ANNUAL MEETING OF STOCKHOLDERS
FIRSTGOLD CORP.

November 20, 2008

Please Complete and Mail in the Envelope Provided

This proxy is being solicited on behalf of the Board of Directors of Firstgold Corp.

[ X ]       Please mark your votes as in this example

The Board of Directors recommends a vote FOR the nominees for director in Proposal No. 1, and for the ratification of Hunter &Renfro LLP as the Company’s independent registered public accounting firm.

1.	Election of Directors:	FOR	AGAINST	ABSTAIN	WITHHELD

	Stephen Akerfeldt	[ ]	[ ]	[ ]	[ ]
	Kevin Bullock	[ ]	[ ]	[ ]	[ ]
	Donald Heimler	[ ]	[ ]	[ ]	[ ]
	Terrence Lynch	[ ]	[ ]	[ ]	[ ]

2.	Ratification of Hunter, & Renfro LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2009.	FOR	AGAINST	ABSTAIN	WITHHELD

		[ ]	[ ]	[ ]	[ ]

3.	In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

Please check this box if you plan to attend the Annual Meeting.    [     ]

Change of Address / Comments  [     ]

Signature(s)	Date

NOTE:
Please sign exactly as name appears above.  Joint owners should each sign.  Fiduciaries should add their full title to their signature.  Corporations should sign in full corporate name by an authorized officer.  Partnerships should sign in partnership name by an authorized person.